Exhibit 10(v)

                                   AGREEMENT
                                   ---------


    QMS, Inc. ("QMS") and Donald L. Parker, Ph. D. ("Parker", "he", "his" or "him"), intending to provide for an orderly executive management transition and to resolve any potential claims on a mutually satisfactory and final basis, agree as follows:

1.  Termination of Employment.
    --------------------------

     (a) Parker's status and responsibilities as Executive Vice President and Chief Technical Officer of QMS shall automatically terminate upon the occurrence of any of the following events:
               (i)  11:59 p.m. (Central Standard Time), January 31, 1998; or
               (ii) Parker violates the provisions of paragraph 3 of this
                    Agreement; or
               (iii)The voluntary resignation by Parker of his employment with QMS; or
               (iv) The death of Parker.
     (b) If Parker's employment with QMS is terminated pursuant to either sub-paragraphs 1(a)(i) or (ii), such termination shall be deemed to have been "other than of his own accord" for the purposes of paragraph 1 of the Agreement between QMS and Parker dated September 1, 1991. A copy of that Agreement is attached hereto as Attachment A and incorporated herein by reference. The Board of Directors of QMS has determined and approved that the annual payment due to Parker under paragraph 1 of Attachment A shall be fixed at $150,000.00 if his employment by QMS is terminated "other than his own accord.".

2.  Base Salary.
    ------------

    Parker's compensation from the date of this Agreement through the termination of his employment with QMS shall be at an annual rate of Two Hundred and Ninety Thousand and 00/100 ($290,000.00) Dollars payable in accordance with QMS' normal payroll practices.

3.  Noncompetition Agreement
    ------------------------
     (a) In consideration of QMS' agreement to license certain technology proprietary to QMS to Parker, or to a business entity of which Parker is a principal, Parker agrees that he will not, from the date of this Agreement through December 31, 1997:
               (i) Engage in any business in competition with QMS directly or indirectly, except as a shareholder holding less than five (5%) percent of the issued shares of a publicly traded corporation or;
               (ii) Disclose any QMS trade secret to third-parties without QMS'
                    prior written consent; or
               (iii)Influence of attempt to influence any employee of QMS, other than any of the employees employed by QMS in it "IMS
                    Group: as of the date of this Agreement to terminate his or her employment with QMS; or
               (iv) Make any publicly disseminated derogatory statement about
                    QMS or any of its managers, employees or subsidiaries, either verbally or in writing; or
               (v) Charge any expenses to QMS or commit QMS monetarily in any way without the prior written consent of the Chief Financial Officer of QMS.

4.  Company Furnished Automobile.
    -----------------------------

     Parker shall continue to have the full use of the 1995 Cadillac, Vehicle Identification No. 1G6KY5294SU809008) currently furnished to him by QMS until such time ownership of the vehicle is transferred to Parker. In any event, the transfer of ownership shall occur no later than January 31, 1998. QMS shall also continue to provide gas, oil, mechanical maintenance and all current insurance coverages for such automobile until ownership has been transferred to Parker.

5.  Miscellaneous Conveyances.
    --------------------------

  Ownership of the property items set forth at Attachment B shall be automatically conveyed to Parker upon his resignation as Executive Vice President and Chief Technical Officer of QMS. All such property shall be conveyed "as is" with no warranty rights, expressed or implied. Parker shall remove such property from QMS' premises in a timely manner subsequent to such conveyance, but in no event later than August 29, 1997.

6.  Release.
    --------

     (a) Parker hereby releases and waives any claims (whether presently known or unknown) under federal, state, or local law which he may have against QMS as of the date of this Agreement, including, but not limited to, any claims under Title VII of Civil Rights Act of 1964, 41 U.S.C. (S)(S) 1981 and 1985; the Equal Pay Act of 1963; the Employee Retirement Income Security Act of 1974; the Americans With Disabilities Act; and any other federal, state or local law, ordinance, or regulation applying to or regulating employment. This waiver and release also gives up all such claims against QMS' officers, directors, agents, employees, attorneys, subsidiaries, and affiliates. This waiver and release also gives up all such claims against any person or entity which might be liable for the acts or omissions of any of the parties listed in the preceding sentence, and against the successors and assigns of all released parties.
     (b) QMS hereby releases Parker and waives any claims (whether presently known or unknown) under federal, state, or local law, ordinance, or regulation which it may have against Parker as of the date of this Agreement, relating to his performance as an officer and director of QMS, except for any conduct involving any illegal or fraudulent acts, or any conduct involving intentional misconduct, self-dealing, gross mismanagement or a breach of a fiduciary duty.

7.  Directorship.
    -------------

  Nothing in this Agreement shall be construed to effect Parker's status as a member of the Board of Directors or his possible subsequent renomination as a Director to such Board. Similarly, the parties acknowledge no commitment has been made by the QMS Board of Directors, regarding Parker's possible renomination as a Director.

8.  Insurance Benefits.
    -------------------

  Parker's life and disability benefits shall terminate upon Parker's termination of employment as defined in Paragraph 1 of this Agreement.


9.  Other Agreements.
    -----------------

     (a) Nothing in this Agreement shall be construed as limiting or offsetting any rights or payments due to Parker pursuant to Attachments A or D.
     (b) Parker hereby waives any rights he may have in the "Executive Agreement" entered into by him and QMS in 1989, effective the date Parker's employment with QMS terminates. A copy of that "Executive Agreement" is attached hereto as Attachment C for reference purposes only.
     (c) All agreements, stock option grants and other commitments, if any, purporting to convey any rights to Parker by QMS, including those agreements attached to this Agreement as Attachments A and C, are set forth at Attachment D and incorporated herein by reference.

10.  Disclosure.
     -----------

  The public disclosure of the terms of this Agreement, in whole or in part, shall be at the sole discretion of QMS.

11.  Choice of Law.
     --------------

  This Agreement shall be construed in accordance with the laws of the State of Alabama.

12.  Successors and Assigns.
     -----------------------

  This Agreement, and each provision hereof, shall be binding on the parties hereto, their successors, assigns, heirs, and personal representatives.

13.  Corporate Authorization.
     ------------------------
  The Execution and performance of this Agreement has been duly authorized by the QMS Board of Directors.

14.  Entire Agreement.
     -----------------

  This Agreement constitutes the final, complete and exclusive agreement between QMS and Parker, and all prior agreements, representations, negotiations, statements, explanations, assurances and promises (whether oral or written) are merged herein. Should any provision of this Agreement be held by a court of competent jurisdiction to be void, unenforceable, or otherwise invalid, that provision shall be deemed severed from this Agreement and the remaining provisions shall continue in full force and effect. Any amendment or waiver of any provision of this Agreement will not be effective unless done in writing and executed by both parties.

  This Agreement is made effective on the     5th     day of August, 1997.
                                          -----------



QMS, INC.



By:    /s/ Charles D. Daley                   /s/ Donald L. Parker
   --------------------------------        -----------------------------------
   Charles D. Daley                         Donald L. Parker, Ph.D.
   Chief Operating Officer



Attest:


By :   /s/ R. A. Wiggins
    -------------------------
   Richard A. Wiggins
   Secretary

                            SCHEDULE OF ATTACHMENTS



Attachment A   Supplemental Executive Retirement Plan Agreement
                (dated September 30, 1991)

Attachment B    Inventory of Miscellaneous Conveyances

Attachment C    Executive Agreement (dated April 6, 1989)

Attachment D    List of Agreements, Stock Option Grants
                and Other Agreements



                                 ATTACHMENT A

                       Senior Executive Retirement Plan
                             (September 30, 1991)

Incorporated by reference to Exhibit 10(d) of the Registrant's annual report on Form 10-K for the fiscal year ended October 1, 1993 (Commission File No. 1-
9348).

                                 ATTACHMENT B

                    Inventory of Miscellaneous Conveyances

Omnibook 800CT (portable computer - QMS Asset # 18255)

Kodak digital camera (serial number EKB70800548)

QMS 2060 WX printer

Fujitsu Scan Partner 600 scanner

Fluke ScopeMaster (serial number DM6738068)

Personal office and private conference room furniture and equipment

Continued "dialup" Internet/email usage through QMS wile serving as a member of the QMS Board of Directors

Continued receipt of publications (Parker will endeavor to submit change of address notifications to such publications with six months)

                                 ATTACHMENT C

                              Executive Agreement
                                (April 6, 1989)

Incorporated by reference to Exhibit 10(h) of the Registrant's annual report on Form 10-K for the fiscal year ended September 29, 1989 (Commission File No. 1-
9348).

                                 ATTACHMENT D

         List of Agreements, Stock Option Grants and Other Agreements


Agreements
----------

   Senior Executive Plan (see Attachment A)
   Executive Agreement (see Attachment C)

Stock Option Grants
-------------------

   See attached listing

Other Agreements
----------------

   None

                                   QMS, Inc.
                  Stock Option Personnel Summary As of 7/25/97
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                                                                       QMS, Inc.
                                                  Stock Option Personnel Summary As of 7/25/97

                            Donald L. Parker                           ID: ###-##-####
                            6420 Tokeneak Trail                        Location:   Mobile
                            Mobile Al 36695                            Department: Executive
                                                                       Last Sale:    11/07/91
                                                                       Last Buy:     07/29/92

 Grant           Grant     Plan/
Number           Date      Type     Granted   Price        Exercised    Vested     Cancelled  Unvested  Outstanding  Exercisable
--------------- --------  -------  --------  -----------  -----------  ---------  ---------  --------  -----------  -----------
000031           07/09/82  81/ISO     30,000     $ 2.0000       30,000     30,000          0         0            0            0
000078           11/03/83  81/ISO     10,000     $ 8.0000       10,000     10,000          0         0            0            0
000149           04/23/87  84A/ISO    10,000     $12.3750        8,000      8,000      2,000         0            0            0
000098           08/24/88  87/NQ      50,000     $ 7.5000       25,000     50,000          0         0       25,000       25,000
000239           09/14/88  84B/NQ     10,000     $ 7.7500        6,000     10,000          0         0        4,000        4,000
000432           01/20/89  87/ISO      5,000     $ 8.2500        2,000      5,000          0         0        3,000        3,000
000551           10/11/89  87/ISO     10,000     $11.2500        4,000     10,000          0         0        6,000        6,000
000720           07/25/90  87/NQ      30,000     $17.8750        6,000     30,000          0         0       24,000       24,000
000788           01/23/92  87/NQ      10,000     $15.0000            0     10,000          0         0       10,000       10,000
000934           11/12/92  84B/NQ      5,000     $ 8.8750            0      4,000          0     1,000        5,000        4,000
001136           01/25/94  87/ISO      5,000     $ 8.7500            0      4,000          0     1,000        5,000        4,000
001396           01/24/95  87/ISO      5,000     $ 8.8750            0      3,000          0     2,000        5,000        3,000
002049           01/23/96  87/ISO     10,000     $ 5.6250            0      4,000          0     6,000       10,000        4,000
002334           01/20/97  87/ISO     20,000     $ 5.6250            0      4,000          0    16,000       20,000        4,000
                                     -------     --------       ------   --------      -----    ------      -------       ------
                           TOTALS    210,000  [$  8.8452]       91,000    182,000      2,000    26,000      117,000       91,000
